Exhibit 1.1
RYDER VEHICLE LEASE TRUST 20[__]-[_]
$[                    ]
[___]% Asset Backed Notes, Class A-1
$[                    ]
[___]% Asset Backed Notes, Class A-2a

$[                    ]
[LIBOR +] [___]% Asset Backed Notes, Class A-2b
$[                    ]
[___]% Asset Backed Notes, Class B-1
UNDERWRITING AGREEMENT
[                    ], 20[__]
[                    ]
As Representative of the Several Underwriters
[                    ]
[                    ]
Dear Sirs:
     Ryder Funding II LP, a Delaware limited partnership (the “Depositor”) proposes to cause Ryder Vehicle Lease Trust [___]-[_] (the “Trust”) to issue and sell to each of the underwriters named in Schedule A hereto (collectively, the “Underwriters”, which term shall also include any underwriter substituted as hereinafter provided in Section 10), for whom [                    ] is acting as representative (in such capacity, the “Representative”), of the respective principal amounts set forth in Schedule A of $[                    ] aggregate principal amount of [___]% Asset Backed Notes, Class A-1 (the “Class A-1 Notes”), $[                    ] aggregate principal amount of [___]% Asset Backed Notes, Class A-2a (the “Class A-2a Notes”), $[                    ] aggregate principal amount of [___]% Asset Backed Notes, Class A-2b (the “Class A-2b Notes,” and together with the Class A-1 Notes and the Class A-2a Notes, the “Class A Notes”) and $[                    ] aggregate principal amount of [___]% Asset Backed Notes, Class B-1 (the “Class B-1 Notes,” and together with the Class A Notes, the “Notes”) of the Trust under the terms and conditions contained herein. The Notes will be issued pursuant to an Indenture, dated as of                     , 20___(the “Indenture”), between the Trust and [                    ], as indenture trustee (in such capacity, the “Indenture Trustee”). The assets of the Trust will include, among other things, lease payments generated by a portfolio of lease contracts and the proceeds from the sale of the motor vehicles leased under those contracts, and certain monies received thereunder after the close of business on [                    ] (the “Cutoff Date”).

     The Depositor was formed pursuant to a partnership agreement, dated December 19, 2000 (the “Depositor Partnership Agreement”), between Ryder Truck Rental IV LLC (“RTR IV LLC”), a Delaware limited liability company, as general partner (the “Depositor General Partner”), and Ryder, as the sole limited partner (in such capacity, the “Depositor Limited Partner”).
     Simultaneously with the issuance of the Notes, the Depositor will cause the Trust to issue Asset Backed Certificates (the “Certificates”, and together with the Notes, the “Securities”). The Notes will be issued pursuant to an indenture to be dated as of [                    ] (the “Indenture”) between the Trust and [                    ] (“[                    ]”), as trustee (the “Indenture Trustee”). The Certificates will be issued pursuant to an amended and restated trust agreement, dated as of [                    ] (the “Trust Agreement”), between the Depositor and [                    ], as owner trustee (the “Owner Trustee”). Each Note will represent an obligation of, and each Certificate will represent an undivided interest in, the Trust. The Depositor will retain the Certificates.
     Pursuant to an amended and restated trust agreement, dated as of February 1, 1998 (the “Origination Trust Agreement”), among Ryder Truck Rental I LP (“RTR I LP”) and Ryder Truck Rental II LP, each a Delaware limited partnership (“RTR II LP”, and together with RTR I LP, the “UTI Beneficiaries”), as initial grantors and initial beneficiaries, Ryder, as administrative agent (in such capacity, the “Administrative Agent”), RTRT, Inc., a Delaware corporation, as trustee (the “Origination Trustee”), U.S. Bank Trust National Association (as successor in interest to Delaware Trust Capital Management, Inc.), a national banking association, as Delaware trustee, and U.S. Bank, as trust agent (in such capacity, the “Trust Agent”), Ryder Truck Rental LT, a Delaware business trust (the “Origination Trust”), was created to take assignments and conveyances of and hold in trust various leases, vehicles and certain related assets (collectively, the “Trust Assets”). RTR I LP was formed pursuant to a partnership agreement, dated June 1, 1997 (the “RTR I Partnership Agreement”, and together with the Depositor Partnership Agreement, the “Partnership Agreements”), between Ryder Truck Rental I LLC (“RTR I LLC”), a Delaware limited liability company, as general partner (the “RTR General Partner”), and Ryder, as sole limited partner (in such capacity, the “RTR Limited Partner”). Pursuant to an amended and restated contribution and lease agreement, dated as of February 1, 1998 (the “Contribution and Lease Agreement”), between the Origination Trust, as lessor, and Ryder, as lessee, from time to time, Ryder will contribute and transfer to the Origination Trust leases relating to certain trucks, highway tractors and trailers, together with all accessories, parts and additions constituting a part thereof and all accessions thereto (collectively, the “Vehicles”).
     Pursuant to a supplement to the Origination Trust Agreement, dated as of [                    ] (the “SUBI Supplement”, and together with the Origination Trust Agreement, the “SUBI Trust Agreement”), among the parties to the Origination Trust Agreement, the Origination Trustee will be directed by the UTI Beneficiaries to establish one special unit of beneficial interest (the “[___]-[_] SUBI”). Pursuant to a lease contribution agreement, dated as of [                    ] (the “Lease Contribution Agreement”), between the Origination Trust and Ryder, Ryder will contribute and transfer to the Origination Trust the service and lease agreements (the “[___]-[_] Leases”) relating to certain specified vehicles (the “[___]-[_] Vehicles”). The Origination Trustee will allocate a portfolio consisting of the [___]-[_] Leases, the [___]-[_] Vehicles and certain other related assets to the [___]-[_] SUBI (collectively, the “SUBI Assets”). The Trust

Assets (including the SUBI Assets) will be serviced by the Administrative Agent pursuant to an administration agreement, dated as of February 1, 1998, as supplemented by a supplement, dated as of [                    ] (collectively, the “Administration Agreement”), in each case among the Origination Trust, RTR I LP, RTR II LP and the Administrative Agent.
     In connection with the creation of the [___]-[_] SUBI, the Origination Trust will issue to RTR I LP a certificate (the “SUBI Certificate”) representing a 100% beneficial interest in the [___]-[_] SUBI. Pursuant to a SUBI certificate transfer agreement, dated as of [                    ] (the “SUBI Certificate Transfer Agreement”), between the Depositor and RTR I LP, RTR I LP will sell the SUBI Certificate to the Depositor. Pursuant to a SUBI certificate transfer agreement, dated as of [                    ] (the “Issuer SUBI Certificate Transfer Agreement”), between the Depositor and the Trust, the Depositor will sell the SUBI Certificate to the Trust.
     The Indenture, the Trust Agreement, the Contribution and Lease Agreement, the Lease Contribution Agreement, the SUBI Trust Agreement, the SUBI Certificate Transfer Agreement, the Administration Agreement, the Issuer SUBI Certificate Transfer Agreement, a backup security agreement, dated as of [                    ] (the “Backup Security Agreement”), among Ryder, the Origination Trust, RTR I LP, the Depositor, the Trust and the Indenture Trustee, a control agreement, dated as of [                    ] (the “Control Agreement”), among the Depositor, the Trust, as initial secured party, and [                    ], as assignee-secured party and securities intermediary (in such capacity, the “Securities Intermediary”), and an issuer administration agreement dated as of [                    ] (the “Issuer Administration Agreement”), among the Depositor, the Trust, the Indenture Trustee and Ryder, as administrator, are referred to herein collectively as the “Basic Documents”. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the SUBI Trust Agreement or the Indenture, as the case may be.
     At or prior to the time when sales (including any contracts of sale) of the Notes were first made to investors by the Underwriters, which shall be deemed to be [___] [a.m.][p.m.] on [                    ] (the “Time of Sale”), the Depositor had prepared the following information (together, as a whole, the “Time of Sale Information”): (i) the preliminary prospectus supplement dated [                    ] and the Prospectus dated [                    ] (together, along with any information referred to under the caption “Static Pools” therein, regardless of whether it is deemed a part of the Registration Statement or Prospectus under Rule 1105(d) of Regulation AB, the “Preliminary Prospectus”), and (ii) each “free writing prospectus” (as defined pursuant to Rule 405 of the Securities Act of 1933, as amended (the “1933 Act”)) listed on Schedule III hereto (as it may be amended with the approval in writing of the parties hereto). If, subsequent to the Time of Sale and prior to the Closing Date, it is determined by the parties that such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, then the investors may terminate their old “contracts of sale” (within the meaning of Rule 159 under the Act). If, following any such termination, the Underwriters, with prior written notice to the Depositor and Ryder, enter into new contracts of sale with investors for the Notes, then “Time of Sale Information” will refer to the documents agreed upon in writing by the Depositor and the Representative that correct such material misstatements or omissions (a “Corrected Prospectus”) and “Time of Sale” will refer to the time and date agreed upon by the Depositor and the Representative.

     The Depositor has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-[                    ]) covering the registration of the Notes under the 1933 Act. Promptly after execution and delivery of this Agreement, the Depositor will prepare and file a the Prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”). The information included in the Prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as the “Rule 430A Information”. Such registration statement, including the exhibits thereto at the time it became effective and including the Rule 430A Information is herein called the “Registration Statement”. For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).
     Except as otherwise indicated by the context, all references to the terms “material” or “material adverse effect” or “material adverse change” in this Agreement that refer to Ryder, the Depositor or any of their respective Affiliates (as defined below) shall be interpreted in proportion to the business of the Ryder Group (as defined below) as a whole, and not in proportion to the business of Ryder or the Depositor or such Affiliate(s) individually. When used in this Agreement, the term “Affiliate” or “Affiliates” shall have the meaning assigned by Rule 501(b) of the 1933 Act Regulations.
     Section 1. Representations and Warranties.
     (a) Representations and Warranties by the Depositor and Ryder. Each of the Depositor and Ryder jointly and severally represents and warrants to each of the Underwriters as of the date hereof and as of the Closing Date as set forth below. To the extent a representation or warranty specifically relates to the Depositor, the representation or warranty solely with respect to the Depositor is only made by the Depositor and to the extent a representation or warranty specifically relates to Ryder, the representation or warranty solely with respect to Ryder is only made by Ryder.
     (i) Compliance with Registration Requirements. The Registration Statement, including a prospectus, relating to the Notes (x) has been filed with the Securities and Exchange Commission (the “Commission”) and has become effective and is still effective as of the date hereof and (y) was declared effective by the Commission within three years prior to the Closing Date.  No stop orders have been issued by the Commission with regard to such Registration Statement.  The prospectus included in such Registration Statement, as supplemented to reflect the terms of the Notes as first filed with the Commission after the date of this Agreement pursuant to and in accordance with Rule 424(b) (“Rule 424(b)”) under the Act, including all material incorporated by reference therein (including information referred to under the caption “Static Pools” therein, regardless of whether it is part of the Registration Statement or Prospectus under Item 1105(d) of Regulation AB), is hereinafter referred to as the “Prospectus;” a “preliminary prospectus” means any form of prospectus relating to the Notes used prior

to the date of this Agreement, if any, that is subject to completion; the “Base Prospectus” means the base prospectus dated [                    ] included in the Prospectus; the “Prospectus Supplement” means the prospectus supplement dated the date hereof included in the Prospectus.
     As of the applicable effective date of the Registration Statement pursuant to Rule 430B(f)(2) under the 1933 Act (the “Effective Date”), and any amendment to the Registration Statement under the 1933 Act, the Registration Statement conformed in all respects to the requirements of the 1933 Act and the rules and regulations of the Commission promulgated under the 1933 Act (the “Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and as of such Effective Date and as of the date of this Agreement the Registration Statement, each free writing prospectus, if any, and the Preliminary Prospectus, conform, and at the time of the filing of any free writing prospectus, the Preliminary Prospectus and the Prospectus in accordance with Rule 433 or Rule 424(b), as applicable, the Registration Statement, the free writing prospectuses, if any, the Preliminary Prospectus and the Prospectus will conform in all respects to the requirements of the 1933 Act and the Rules and Regulations, and neither of such documents includes or will include any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  The preceding sentence does not apply to statements in or omissions from such documents based upon written information furnished to the Depositor by the Representative specifically for use therein which information is limited to the information in the third paragraph, relating to selling concessions and reallowances, the second sentence of the fifth paragraph, relating to market making, and the ninth paragraph, relating to overallotment and stabilizing and covering transactions, under the heading “Underwriting” in the Preliminary Prospectus and the Prospectus Supplement (the “Underwriters’ Information”).
     (ii) Time of Sale Information. The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriters’ Information.
     (iii) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise set forth therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Depositor, RTR I LP, RTR II LP or Ryder whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by Depositor, RTR I LP, RTR II LP or Ryder, other than those in the ordinary course of business, which are material with respect to such entity and (C) there has been no material adverse change in the Financial Statements.

     (iv) Authorization of the Indenture. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
     (v) Asset Backed Securities. The Notes are “asset backed securities” within the meaning of, and satisfy the requirements for the use of, Form S-3 under the 1933 Act.
     (vi) Issuance of the Notes. The Notes have been duly authorized and, at the Closing Date, will have been duly executed by the Trust and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, except as the enforcement may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium, reorganization or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.
     (vii) Description of Notes and Basic Documents. The Notes and each of the Basic Documents conform in all material respects to the descriptions thereof and the statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed as exhibits to the Registration Statement.
     (viii) SUBI Certificate. The SUBI Certificate conforms in all material respects to the description thereof and the statements relating thereto contained in the Prospectus; and the SUBI Certificate has been duly and validly authorized and, when executed, issued, authenticated and delivered in accordance with the SUBI Trust Agreement, will be duly and validly issued and outstanding and entitled to the benefits of the SUBI Trust Agreement.
     (ix) No Investment Company Act Registration. None of the Depositor, Ryder, the Depositor General Partner, RTR I LP, the Origination Trust or the Trust is now or, as a result of the transactions contemplated by this Agreement, will be, required to be registered as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).
     (x) Rule 405. As of the Time of Sale, the Depositor was not and as of the Closing Date, is not, an “ineligible issuer” as defined in Rule 405 under the 1933 Act.
     (xi) Filings. The Depositor has filed or will file the Preliminary Prospectus, each Free Writing Prospectus listed on Schedule III or approved in writing by the Depositor and any “issuer information” as defined under Rule 433(h) under the Act included in any Free Writing Prospectus permitted by this Agreement that is required to have been filed under the 1933 Act and the 1933 Act Regulations and it has done or will do so within the applicable periods of time required under the 1933 Act and the 1933 Act Regulations.

     (xii) Allocation of SUBI Assets. At or prior to the Closing Date, the Origination Trustee will have allocated [___]-[_] Leases and [___]-[_] Vehicles as SUBI Assets that have an Aggregate Cutoff Date Securitization Value equal to $[                    ]; and each of the [___]-[_] Leases and [___]-[_] Vehicles allocated as a SUBI Asset at the Closing Date will meet the eligibility criteria for selection described in the SUBI Trust Agreement.
     (xiii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.
     (xiv) Incorporation of Representations and Warranties. The representations and warranties of each of the Depositor and Ryder in each of the Basic Documents to which they are parties are true and correct in all material respects and are hereby restated and incorporated by reference herein with the same effect as if set forth in full herein.
     (b) Representations and Warranties of the Depositor and Partners. The Depositor and, to the extent specified below, Ryder, as Depositor Limited Partner and RTR Limited Partner and on behalf of the Depositor General Partner and the RTR General Partner, jointly and severally represent and warrant to, and agree with, each Underwriter as follows:
     (i) Due Organization. Each of the Depositor and RTR I LP has been duly formed and is validly existing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. §§ 17-101 et seq. (the “Delaware Partnership Act”), and all filings required at the date hereof under the Delaware Partnership Act with respect to the due formation and valid existence of the Depositor and RTR I LP as limited partnerships have been made; each of the Depositor and RTR I LP has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and the related Partnership Agreement and to enter into and to perform its obligations under such Partnership Agreement, this Agreement, each Basic Document to which it is a party or by which it may be bound and the Securities and each of the Depositor and RTR I LP is duly qualified or registered as a foreign partnership to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership of property or the conduct of business, except where the failure to so qualify or register would not have a material adverse effect on its condition, financial or otherwise, earnings, business affairs or business prospects.
     (ii) Depositor Partnership Interests. The Depositor General Partner is the sole general partner of the Depositor and the Depositor Limited Partner is the sole limited partner of the Depositor and, at the Closing Date, each of the Depositor General Partner and the Depositor Limited Partner will own its respective partnership interest in the Depositor (each of which is a nontransferable interest to the extent provided under the Depositor Partnership Agreement) free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, “Liens”) except as permitted by the Basic Documents.

     (iii) RTR I Partnership Interests. The RTR General Partner is the sole general partner of RTR I LP and the RTR Limited Partner is the sole limited partner of RTR I LP and, at the Closing Date, each of the RTR General Partner and the RTR Limited Partner will own its respective partnership interests in RTR I LP (each of which is a nontransferable interest to the extent provided under the RTR Partnership Agreement) free and clear of any Lien except as permitted by the Basic Documents.
     (iv) Absence of Defaults and Conflicts. None of the Depositor, the Depositor General Partner, RTR I LP or the RTR General Partner is in violation of its limited liability company agreement, bylaws or the related Partnership Agreement, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound, or to which any of its properties or assets is subject, except for violations or defaults that, individually or in the aggregate, have not had, and are not reasonably expected to have, a material adverse effect on their collective condition, financial or otherwise, earnings, business affairs or business prospects; the execution, delivery and performance by each of the Depositor, the Depositor General Partner, RTR I LP or the RTR General Partner, as the case may be, of this Agreement, the related Partnership Agreement, each Basic Document to which it is a party and the Securities, the consummation of the transactions contemplated herein and therein or in the Prospectus and compliance by each of them with its obligations hereunder and thereunder have been duly and validly authorized by all necessary action (corporate or otherwise) and will not conflict with or constitute a breach of, a default under, or result in the creation or imposition of any Lien (except as permitted by the Basic Documents) upon any of its property or assets pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it may be a party, by which it may be bound or to which any of its properties or assets is subject, except for conflicts, breaches, defaults or Liens that, individually or in the aggregate, will not have a material adverse effect on their collective condition, financial or otherwise, earnings, business affairs or business prospects, nor will such action result in any violation of the provisions of the entity’s limited liability company agreement or the related Partnership Agreement, as the case may be, or any applicable law, administrative regulation or administrative or court decree.
     (v) Absence of Proceedings. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of each of the Depositor, the Depositor General Partner, RTR I LP, the RTR General Partner and Ryder, threatened, against or affecting the Depositor, the Depositor General Partner, RTR I LP or the RTR General Partner that is required to be disclosed in the Prospectus and that is not disclosed or that might reasonably be expected to result in any material adverse change in their collective condition, financial or otherwise, earnings, business affairs or business prospects or that might reasonably be expected to materially and adversely affect their collective properties or assets or that might reasonably be expected to materially and adversely affect the consummation of this Agreement, either Partnership Agreement or any Basic Document to which any of such entities is a party or by which it may be bound; all pending legal or governmental proceedings to which the Depositor, the Depositor General Partner, RTR I LP or the RTR

General Partner is a party or of which any of their respective properties or assets is the subject that are not described in the Prospectus, including ordinary routine litigation incidental to their respective businesses, are, considered in the aggregate, not material.
     (vi) Absence of Further Requirements. No authorization, approval or consent of any court, governmental authority or agency or any other person is necessary in connection with (A) the issuance of the SUBI Certificate, (B) the issuance of the Securities or the offering and sale of the Notes, (C) the execution, delivery and performance by the Depositor or RTR I LP of this Agreement or any Basic Document to which it is a party or (D) the consummation by the Depositor or RTR I LP of the transactions contemplated hereby or thereby, except such authorizations, approvals or consents as have been obtained and are in full force and effect as of the Closing Date.
     (vii) Possession of Licenses and Permits. Each of the Depositor, the Depositor General Partner, RTR I LP and the RTR General Partner possesses all material certificates, authorities, licenses and permits issued by the appropriate state, federal or foreign regulatory agencies or bodies as are necessary to conduct the business now operated by it; all such certificates, authorities, licenses and permits are valid and in full force and effect except where such invalidity or failure to be in full force and effect does not have a material adverse effect on their collective condition, financial or otherwise, earnings, business affairs or business prospects; and none of such entities has received notice of any proceedings relating to the revocation or modification of any such certificate, authority, license or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect their collective condition, financial or otherwise, earnings, business affairs or business prospects or the ability of each of such entities to perform its respective obligations under each Basic Document to which it is a party or by which it may be bound.
     (viii) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Depositor.
     (ix) Authorization of Basic Documents. As of the Closing Date, each of the Basic Documents to which any of the Depositor, the Depositor General Partner, RTR I LP, the RTR General Partner or the Trust is a party and the Depositor Partnership Agreement or the RTR I Partnership Agreement, as the case may be, has been duly executed and delivered by each such entity, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute the legal, valid and binding agreement of the Depositor, the Depositor General Partner, RTR I LP or the RTR General Partner, as the case may be, enforceable against such persons in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws related to fraudulent transfers), moratorium, reorganization or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (x) Absence of Business with Cuba. Each of Ryder, the Depositor, the Depositor General Partner, RTR I LP and the RTR General Partner has complied with all provisions of Section 517.075 of the Florida Securities and Investor Protection Act.
     (c) Representations and Warranties of RTR I LLC, RTR I LP and the Origination Trust. Ryder, on its own behalf and on behalf of RTR I LLC, RTR I LP and the Origination Trust, each to the extent indicated below, represents and warrants to, and agrees with, each Underwriter as follows:
     (i) No Material Adverse Change. Since the respective dates as of which information is given in the Prospectus, except as otherwise set forth therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of RTR I LLC, RTR I LP or the Origination Trust, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by any of RTR I LLC, RTR I LP or the Origination Trust other than those in the ordinary course of business, which are material, and (C) there has been no material adverse change in the Financial Statements or in the Financial Statements as they relate to the Origination Trust.
     (ii) Due Organization of Ryder. Ryder has been duly incorporated, is current in the payment of fees to the Florida Department of State and its status is “active”; Ryder has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and to perform its obligations under this Agreement, the Partnership Agreements and each Basic Document to which it is a party or by which it may be bound; Ryder is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify would not have a material adverse effect on the condition, financial or otherwise, earnings, business affairs or business prospects of the Ryder Group or Ryder’s ability to perform its obligations under each Basic Document to which it is a party or by which it may be bound.
     (iii) Due Organization of Depositor Partners. Each of the Depositor General Partner and RTR I LLC has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, in each case with power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and to perform its obligations under each Basic Document to which it is a party or by which it may be bound; each of the Depositor General Partner and RTR I LLC is duly qualified as a foreign limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on their collective condition, financial or otherwise, earnings, business affairs or business prospects; all of the issued and outstanding membership interests of each of the Depositor General Partner and RTR I LLC is owned by Ryder, free and clear of Liens and neither the Depositor General Partner nor RTR I LLC has any subsidiaries.

     (iv) Due Organization of Origination Trust. The Origination Trust has been qualified as a business trust under applicable Delaware law and all filings required to be made in respect of the Origination Trust’s status as a business trust under the laws of each state in which such filings are required have been made and are in full force and effect at the Closing Date, except where the failure so to file or to have in full force and effect would not have a material adverse effect on the condition, financial or otherwise, earnings, business affairs or business prospects of the Ryder Group.
     (v) Absence of Defaults and Conflicts. None of Ryder, RTR I LLC or RTR I LP is in violation of its charter, organizational documents or limited liability company agreement, bylaws or each applicable Partnership Agreement, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound, or to which any of its properties or assets is subject, except for violations or defaults that, individually or in the aggregate, have not had, and are not reasonably expected to have, a material adverse effect on its condition, financial or otherwise, earnings, business affairs or business prospects; the execution, delivery and performance by each of Ryder, RTR I LLC or RTR I LP, as the case may be, of this Agreement, each applicable Partnership Agreement and each Basic Document to which it is a party and the consummation of the transactions contemplated herein and therein and compliance by each of them with its obligations hereunder and thereunder have been duly and validly authorized by all necessary action (corporate or otherwise) and will not conflict with or constitute a breach of, or default under or result in the creation or imposition of any Lien (except as permitted by the Basic Documents) upon any of its property or assets pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound, or to which any of its properties or assets is subject, except for conflicts, breaches, defaults or Liens that, individually or in the aggregate, will not have a material adverse effect on its condition, financial or otherwise, earnings, business affairs or business prospects, nor will such action result in any violation of the provisions of the entity’s charter, organizational documents or limited liability company agreement, bylaws or each applicable Partnership Agreement, as the case may be, or any applicable law, administrative regulation or administrative or court decree.
     (vi) Absence of Proceedings. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of Ryder, threatened, against or affecting any of Ryder, RTR I LLC, RTR I LP or the Origination Trust that is required to be disclosed in the Prospectus and that is not disclosed or that might reasonably be expected to result in any material adverse change in its condition, financial or otherwise, earnings, business affairs or business prospects or that might reasonably be expected to materially and adversely affect its properties or assets or that might reasonably be expected to materially and adversely affect the consummation of this Agreement, each applicable Partnership Agreement or any Basic Document to which any of such entities is a party or by which it may be bound; and all pending legal or governmental proceedings to which Ryder, RTR I LLC, RTR I LP or the Origination Trust is a party or of which any of their respective properties or assets is the subject that are not described in the Prospectus, including ordinary routine litigation incidental to their respective businesses, are, considered in the aggregate, not material.
     (vii) Absence of Further Requirements. No authorization, approval or consent of any court, governmental authority or agency or any other person is necessary in connection with the execution, delivery and performance by Ryder, RTR I LLC, RTR I LP or the Origination Trust of this Agreement, each applicable Partnership Agreement or any Basic Document to which any of them is a party or the consummation by any of them of the transactions contemplated hereby or thereby, except such authorizations, approvals or consents as will have been obtained and are in full force and effect as of the Closing Date.
     (viii) Possession of Licenses and Permits. Each of Ryder, RTR I LLC, RTR I LP and the Origination Trust possesses all material certificates, authorities, licenses and permits issued by the appropriate state, federal or foreign regulatory agencies or bodies as are necessary to conduct the business now operated by it; all such certificates, authorities, licenses and permits are valid and in full force and effect except where such invalidity or failure to be in full force and effect does not have a material adverse effect on its condition, financial or otherwise, earnings, business affairs or business prospects; and none of such entities has received notice of any proceedings relating to the revocation or modification of any such certificate, authority, license or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect its condition, financial or otherwise, earnings, business affairs or business prospects or the ability of any of such entities to perform their respective obligations under each Basic Document to which they are parties or by which they may be bound.
     (ix) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by Ryder.
     (x) Authorization of Basic Documents. As of the Closing Date, each Basic Document to which any of Ryder, RTR I LLC or RTR I LP is a party and the RTR I Partnership Agreement has been duly executed and delivered by Ryder, RTR I LLC or RTR I LP, as the case may be, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute the legal, valid and binding agreement of Ryder, RTR I LLC or RTR I LP, as the case may be, enforceable against such persons in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws related to fraudulent transfers), moratorium, reorganization or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     (xi) Title to SUBI Assets. At the time of execution and delivery of the SUBI Supplement at the Closing Date, the Origination Trust, or the Origination Trustee on behalf of the Origination Trust, will own the [___]-[_] Leases and hold marketable title to the [___]-[_] Vehicles, together with other rights relating to the [___]-[_] Vehicles and

[___]-[_] Leases, being allocated as SUBI Assets, in each case free and clear of any Liens (except as permitted by the Basic Documents).
     (xii) Absence of Assignment of SUBI Assets. As of the Closing Date, the Origination Trust has not assigned to any person any of its right, title or interest in any of the [___]-[_] Leases, related contract rights, [___]-[_] Vehicles or other related rights constituting the SUBI Assets, or has obtained the release of each such prior assignment.
     (xiii) Allocation of SUBI Assets. As of the Closing Date, the Administrative Agent has made the appropriate allocation of assets within the estate of the Origination Trust to the [___]-[_] SUBI required by the SUBI Trust Agreement.
     (d) Officer’s Certificates. Any certificate respecting the Securities signed by any officer of the Depositor, Ryder or any of their respective Affiliates and delivered at the Closing Date to the Underwriters or to counsel to the Underwriters shall be deemed a representation and warranty by the Depositor, Ryder or such Affiliate, as the case may be, to the Underwriters as to the matters covered thereby.
     Section 2. Sale and Delivery to the Underwriters; Closing.
     (a) Notes. On the basis of and in reliance on the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Depositor agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Depositor, each Class of Notes having the aggregate principal amounts set forth in Schedule A opposite the name of such Underwriter (plus any additional principal amount of Notes which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10) at a purchase price equal to the following percentages of the aggregate initial principal balances thereof, in the case of (i) the Class A-1 Notes, [___]%, (ii) the Class A-2a Notes, [___]%, (iii) the Class A-2b Notes, [___]% and (iv) the Class B-1 Notes, [___]%.
     (b) Payment. Payment of the purchase price for, and delivery of, the Notes shall be made at the offices of McKee Nelson LLP, One Battery Park Plaza, 34th Floor, New York, New York 10004, or at such other place as shall be agreed upon by the Representative, the Depositor and Ryder, at 10:00 A.M. (New York time) on [                    ], or such other time not later than ten business days after such date as shall be agreed upon by the Representative, the Depositor and Ryder (such date and time of payment and delivery being called the “Closing Date”).
     Payment shall be made to the Depositor by wire transfer of immediately available funds to a bank account designated by the Depositor, against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Notes to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Notes which it has agreed to purchase. [                    ], individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Notes to be purchased by any Underwriter whose funds have not been received by the Closing Date, but such payment shall not relieve such Underwriter from its obligations hereunder.

     (c) Book Entry Registration. Each Class of Notes will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”). The interests of beneficial owners of each Class of Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive certificates evidencing the Notes will be available only under the limited circumstances specified in the Indenture. Certificates for the Notes shall be made available for examination and packaging by the Underwriters in The City of New York not later than 10:00 A.M. (New York time) on the last business day prior to the Closing Date.
     Section 3. Offering by Underwriters.
     (a) It is understood that the Underwriters propose to offer the Notes for sale to the public (which may include selected dealers) on the terms set forth in the Preliminary Prospectus and the Prospectus Supplement.
     (b) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), each Underwriter has not made and will not make an offer of Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Underwritten Notes to the public in that Relevant Member State at any time:
     (i) to legal entities which are authorized or regulated to operate in financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
     (ii) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or
     (iii) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.
For purposes of this Section 3(b), the expression an “offer of Notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

     (c) Each Underwriter (i) to the extent that it is carrying on business in the United Kingdom, is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) has not offered or sold and will not offer or sell the Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or will not otherwise be acting in breach of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) or cause the issuing entity to be in breach of Section 19 of the FSMA;
     (d) Each Underwriter has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Underwritten Notes in circumstances in which Section 21(1) and (to the extent that it is a person authorized in the United Kingdom pursuant to Part IV of the FSMA) Section 238(i) of the FSMA does not apply to the Trust; and
     (e) Each Underwriter has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.
          Section 4. Covenants of the Depositor and Ryder. The Depositor and Ryder jointly and severally covenant with each Underwriter as follows:
     (a) Registration Statement, Preliminary Prospectus and Prospectus Supplement. The Depositor and Ryder will file the Preliminary Prospectus and the Prospectus Supplement with the Commission pursuant to and in accordance with Rule 424(b) within the prescribed time period and will provide evidence satisfactory to the Representative of such timely filing. The Depositor will advise the Representative promptly of any such filing pursuant to Rule 424(b)
     (b) Notice and Effect of Material Events. The Depositor will advise the Representative promptly of any proposal to amend or supplement the Registration Statement as filed or the Preliminary Prospectus or the Prospectus Supplement and will not effect any such amendment or supplement without the Representative’s reasonable consent. The Depositor will advise the Representative promptly of the effectiveness of the Registration Statement (if the time of effectiveness of the Registration Statement is subsequent to the execution and delivery of this Agreement), of any amendment or supplement of the Registration Statement, the Preliminary Prospectus or the Prospectus Supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement. The Depositor will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.
     (c) Amendment to Preliminary Prospectus and Prospectus Supplement. If, during such time when the delivery of a prospectus shall be required by law in connection with sales of any Notes (including delivery as contemplated by Rule 172 of the 1933

Act), either (i) any event shall have occurred as a result of which the Preliminary Prospectus or the Prospectus Supplement, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary to amend or supplement the Preliminary Prospectus or the Prospectus Supplement, the Depositor will promptly notify the Representative and will promptly prepare for review by the Representative and file with the Commission an amendment or a supplement to the Preliminary Prospectus or the Prospectus Supplement that will correct such statement or omission or effect such compliance. Neither the consent of the Underwriters to, nor the delivery by the Underwriters of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7, unless such consent specifically waives such conditions.
     (d) Copies of Registration Statement. The Depositor will furnish to the Representative copies of the Registration Statement (which will include all exhibits), the Preliminary Prospectus, the Prospectus Supplement and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative may from time to time reasonably request.
     (e) Delivery of Prospectuses. The Depositor has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Depositor hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Depositor will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934, as amended (the “1934 Act”), such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (f) Continued Compliance with Securities Laws. The Depositor will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and rules and regulations of the Commission promulgated under the 1934 Act and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act and the 1933 Act Regulations to be delivered in connection with sales of the Notes, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Depositor, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the

Depositor will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Depositor will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. Neither the consent of the Representative to, nor the delivery by any Underwriter of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.
     (g) Blue Sky Qualifications. The Depositor will use its reasonable efforts, in cooperation with the Underwriters, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Registration Statement; provided, however, that neither Ryder nor the Depositor shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Notes have been so qualified, the Depositor will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement. The Depositor will also supply the Underwriters with such information as is necessary for the determination of the legality of the offering and sale of the Notes for investment under the laws of such jurisdictions as the Underwriters may reasonably request.
     (h) Rule 158. The Depositor will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its Noteholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
     (i) Book-Entry Notes. The Depositor will cooperate with the Representative and use its best efforts to permit the Notes to be eligible for clearance and settlement through DTC.
     (j) Use of Proceeds. The Depositor shall cause the Trust to use the net proceeds received by it from the sale of the Notes in the manner specified in the Prospectus under the heading “Use of Proceeds”.
     (k) Restriction on Sale of Notes. From the date hereof until the Closing Date, none of Ryder, the Depositor or any of their respective Affiliates will, without the prior written consent of the Representative, directly or indirectly, offer, sell or contract to sell or announce the offering of, in a public or private transaction, any other collateralized securities similar to the Notes.
     (l) Earnings Statements. As soon as practicable, but no later than 16 months after the date hereof, the Depositor and Ryder will cause the Trust to make generally available to the Noteholders an earnings statement covering a period of at least 12 consecutive months beginning after the later of (i) the effective date of the Registration Statement relating to the Notes and (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement and, in each case, satisfying the provisions of Section 11(a) of the 1933 Act (including Rule 158 promulgated thereunder).
     Section 5. Payment of Expenses.
     (a) Expenses. The Depositor shall pay all of its own expenses incident to the performance of its obligations under this Agreement, including without limitation (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, reproduction and delivery to the Underwriters of this Agreement, any Agreement among the Underwriters, each Basic Document and such other documents as may be required in connection with the issuance of the Notes or the offering, purchase, sale or delivery of the Notes, (iii) the preparation, issuance and delivery of the certificates for the Notes to the Underwriters, (iv) the fees and expenses of the counsel, accountants and other advisors of the Depositor, Ryder, RTR I LP and their respective Affiliates in connection with the transactions contemplated by this Agreement and the Purchase Agreement, (v) the qualification of the Notes under state securities laws in accordance with the provisions of Section 3(f), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith, (vi) the fees and expenses of the Origination Trustee, the Trustee, the Indenture Trustee and the Trust Agent, including the reasonable fees and disbursements of their respective counsel in connection with the transactions contemplated by this Agreement and (vii) any fees payable in connection with the rating of the Notes.
     (b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 11(a)(i), the Depositor and Ryder shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.
     Section 6. Time of Sale Information and Free Writing Prospectus.
     (a) The following terms have the specified meanings for purposes of this Agreement:
     a. “Free Writing Prospectus” means and includes any information relating to the Notes disseminated by the Depositor or any Underwriter that constitutes a “free writing prospectus” within the meaning of Rule 405 under the Act;
     b. “Prepricing Information” means information relating to the price, pricing speed, benchmark and status of the Notes and the offering thereof.
     c. “Computer Tape Information” means written information regarding the Notes or the related [___]-[_] Leases and [___]-[_] Vehicles contained in the electronic data file [                    ] furnished by the Depositor to the Representative by email on [                    ].

     (b) Neither the Depositor nor Ryder will disseminate to any potential investor any information relating to the Notes that constitutes a “written communication” within the meaning of Rule 405 under the 1933 Act, other than the Time of Sale Information and the Prospectus, unless the Depositor has obtained the prior consent of the Representative.
     (c) None of the Depositor, Ryder nor any Underwriter shall disseminate or file with the Commission any information relating to the Notes in reliance on Rule 167 or 426 under the Act, nor shall the Depositor, Ryder or any Underwriter disseminate any Free Writing Prospectus “in a manner reasonably designed to lead to its broad unrestricted dissemination” within the meaning of Rule 433(d) under the 1933 Act.
     (d) Each Underwriter, the Depositor and Ryder represent that each Free Writing Prospectus distributed by it shall bear the following legend, or a substantially similar legend that complies with Rule 433(c)(2)(i) under the 1933 Act:
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust, and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free [                    ].
     (e) In the event that the Depositor or Ryder becomes aware that, as of the Time of Sale, any Time of Sale Information contains or contained any untrue statement of material fact or omits or omitted to state a material fact necessary in order to make the statements contained therein (when read in conjunction with all Time of Sale Information) in light of the circumstances under which they were made, not misleading (a “Defective Prospectus”), such entity shall promptly notify the Underwriters of such untrue statement or omission no later than one business day after discovery and the Depositor shall, if requested by the Underwriters, prepare and deliver to the Underwriters, at the expense of the Underwriters if such untrue statement or omission relates solely to Underwriters’ Information, and otherwise at the expense of the Depositor, a Corrected Prospectus.
     (f) Each Underwriter represents, warrants, covenants and agrees with the Depositor that:
     a. Other than the Preliminary Prospectus and the Prospectus, it has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the 1933 Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes, including but not limited to any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Act; provided, however, that (i) each Underwriter may prepare and convey one or more “written communications” (as defined in Rule 405 under the 1933 Act) containing no more than, and the Underwriter conveying such information represents that such written communication contains no more than, the following: (1) the information in any Free Writing Prospectus listed on Schedule III hereto or approved in writing by the Depositor, (2) information relating to the class, size, rating, CUSIPs, coupon, yield, spread, closing date, legal maturity, weighted average life, expected final payment date, trade date and payment window of one or more classes of Notes, (3) the servicer clean up call, (4) the eligibility of the Notes to be purchased by ERISA plans, (5) Prepricing Information, (6) a column or other entry showing the status of the subscriptions for the Notes (both for the issuance as a whole and for each Underwriter’s retention) and/or expected pricing parameters of the Notes and (7) Intex .cdi files (each such written communication, a “Permitted Underwriter Communication”); and (ii) each Underwriter will be permitted to provide confirmations of sale; provided, however, that no Underwriter has or may distribute any information described in subclauses (1) through (7) above that would be “issuer information” as defined in Rule 433 under the Act other than (A) information that has already been filed with the Commission, (B) preliminary terms of the Notes not required to be filed with the Commission and (C) information relating to the final terms of the Notes required to be filed with the Commission within two days of the later of the date such final terms have been established for all classes of the Notes and the date of first use of such information pursuant to Rule 433(b)(5)(ii) under the 1933 Act.
     b. In disseminating information to prospective investors, it has complied and will continue to comply fully with the Rules and Regulations, including but not limited to Rules 164 and 433 under the 1933 Act and the requirements thereunder for retention of Free Writing Prospectuses, including retaining any Free Writing Prospectuses it has used but which are not required to be filed for the required period.
     c. Prior to entering into any Contract of Sale, the applicable Underwriter shall convey the Time of Sale Information to the prospective investor. The Underwriter shall maintain sufficient records to document its conveyance of the Time of Sale Information to the potential investor prior to the formation of the related Contract of Sale and shall maintain such records as required by the Rules and Regulations.
     d. If a Defective Prospectus has been corrected with a Corrected Prospectus delivered to such Underwriter subsequent to the original Time of Sale and prior to the Closing Date, it shall (A) deliver the Corrected Prospectus to each investor with whom it entered into a Contract of Sale and that received the Defective Prospectus from it prior to entering into a new Contract of Sale with such investor, (B) notify such investor in a prominent fashion that the prior Contract of Sale with the investor, if any, has been terminated and of the investor’s rights as a result of such agreement and (C) provide such investor with an opportunity to affirmatively agree to purchase the Notes on the terms described in the Corrected Prospectus.
     (g) Each Underwriter shall deliver to the Depositor, not less than one business day prior to the required date of filing thereof, all information included in a Permitted Underwriter

Communication relating to the final terms of the Notes required to be filed with the Commission pursuant to Rule 433(b)(5)(ii) under the 1933 Act.
     (h) The Depositor shall file with the Commission all information required to be filed that is delivered to it pursuant to Section 7(g) not later than two days after the later of the date such final terms have been established for all classes of the Notes and the date of first use of such information pursuant to Rule 433(b)(5)(ii) under the 1933 Act; provided, however, that the Depositor shall have no liability for any such failure resulting from the failure of any Underwriter to provide such information to the Depositor in accordance with Section 7(g).
     (i) In the event that any Underwriter shall incur any costs or suffer any losses or damages in connection with the reformation of the Contract of Sale with any investor that received a Defective Prospectus, the Depositor and Ryder jointly and severally agree to reimburse such Underwriter for such costs, losses or damages; provided, that such reimbursement obligations of the Depositor and Ryder shall not apply to any such reformation to the extent resulting from an untrue statement or omission in a Defective Prospectus contained in or omitted from the Defective Prospectus in reliance upon and in conformity with the Underwriters’ Information.
          Section 7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters are subject to the accuracy of the representations and warranties of the Depositor and Ryder contained in Section 1 or in certificates of any officer of the Depositor, Ryder or any of their respective Affiliates delivered pursuant to the provisions hereof, to the performance by the Depositor and Ryder of their covenants and other obligations hereunder and to the following additional conditions:
     (a) Effectiveness of Registration Statement. The Registration Statement shall have become effective and, at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission (or, if issued, such stop order shall have been lifted), and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters. The Preliminary Prospectus and the Prospectus shall have been filed with the Commission in accordance with Rule 424(b).
     (b) Accountants’ Comfort Letter. At the Closing Date, the Representative, Ryder and the Depositor shall have received from PriceWaterhouse Coopers LLP a letter or letters dated as of the Closing Date, in form and substance as previously agreed to by the Representative and otherwise satisfactory in form and substance to the Representative and counsel for the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters”, with respect to the Financial Statements and certain financial, statistical and other information contained in the Prospectus.
     (c) Officer’s Certificates. At the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the

Preliminary Prospectus and the Prospectus, any material adverse changes in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Depositor, Ryder and their respective Affiliates, whether or not arising in the ordinary course of business, and the Representative shall have received certificates of authorized officers of the Depositor and Ryder, dated as of the Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (iii) each of the Depositor and Ryder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission (or, if a stop order has been issued, such order has been subsequently lifted).
     (d) Opinion of Ryder System Law Department. At the Closing Date, the Representative shall have received the favorable opinion from Ryder System Law Department, dated the Closing Date and in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that:
     (i) Ryder has been incorporated under the Florida General Corporation Act, is current in the payment of fees due to the Florida Department of State and its status is active; Ryder has corporate power and authority to carry on its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Depositor Partnership Agreement and each Basic Document to which it is a party and is duly qualified as a foreign corporation to transact business in the state of California and is in good standing in that state.
     (ii) Each of the Depositor and RTR IV LLC is duly qualified to transact business in Florida.
     (iii) This Agreement has been duly authorized, executed and delivered by each of the Depositor and Ryder.
     (iv) The Depositor Partnership Agreement and each Basic Document to which any of Ryder, RTR IV LLC and the Depositor is a party has been duly authorized, executed and delivered by Ryder, RTR IV LLC and the Depositor, as the case may be, and assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute the legal, valid and binding agreement of such entity enforceable against such entity in accordance with its terms (in each case, subject to certain generally applicable limitations set forth in such opinion).
     (v) To such counsel’s knowledge, there is no action, suit, proceeding, inquiry or investigation pending or threatened, to which Ryder, RTR IV LLC, the Origination Trust or the Depositor is a party or to which any of their respective properties or assets is subject, before or brought by any court or governmental agency or body, (i) asserting the invalidity of this Agreement, any Basic Document or the Notes, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any Basic Document, (iii) that would, if determined adversely to Ryder, RTR IV LLC, the Origination Trust or the Depositor, materially and adversely affect the performance by Ryder, RTR IV LLC, the Origination Trust or the Depositor of its respective obligations under, or the validity or enforceability of, this Agreement or any Basic Document to which it is a party or the Notes, or materially adversely affect its condition or operations, or (iv) seeking to affect adversely the federal income tax attributes of the Notes as described in the Prospectus under the heading “Material Federal Income Tax Consequences—Notes.”
     (vi) None of (A) the execution, delivery and performance by Ryder or the Depositor of this Agreement or by Ryder, RTR IV LLC or the Depositor of the Depositor Partnership Agreement or any Basic Document to which such entity is a party, (B) the consummation of the transactions contemplated herein or therein by any such entity or (C) the fulfillment of the terms hereof or thereof by any such entity, will conflict with, result in a breach of or constitute a default under, or with the giving of notice or the passage of time or both, would constitute a default under or result in the creation or imposition of any Lien (except as permitted by the Basic Documents) upon any property or assets of such entity pursuant to the terms of (i) the organizational, charter or partnership documents or bylaws of such entity, (ii) to such counsel’s knowledge and except as otherwise provided in the Basic Documents, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which such entity is a party or by which it may be bound, or to which any of the properties or assets of such entity is subject, (iii) any applicable law, statute or regulation or (iv) to such counsel’s knowledge, any judgment, order or decree applicable to such entity of any court, regulatory body or other governmental instrumentality having jurisdiction over such entity; excepting, in the case of clauses (ii), (iii) and (iv) above, defaults, breaches or violations that do not, in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of such entity or a material adverse effect in the ability of such entity to perform its obligations under the Depositor Partnership Agreement or any Basic Document to which it is a party, as the case may be.
     (vii) To such counsel’s knowledge, each of Ryder, RTR IV LLC, the Depositor and the Origination Trust possesses such certificates, authorities, licenses, permits and other governmental authorizations necessary to conduct the business now operated by it, and none of such entities has received any notice of proceedings relating to the revocation or modification of any such certificate, authority, license or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of such entity or the ability of such entity to perform its obligations under the Basic Documents to which it is a party.

     (viii) The execution and delivery by each of the Depositor, Ryder and each UTI Beneficiary of the Basic Documents to which it is a party, the performance of the transactions contemplated thereby and compliance with any of the provisions thereof by each of the Depositor, Ryder and the related UTI Beneficiary will not violate (i) any of the terms, conditions or provisions of the certificate of incorporation or bylaws of the Depositor, Ryder and the related UTI Beneficiary, each as amended, (ii) any federal or State of New York statute, rule or regulation applicable to the Depositor, Ryder and the related UTI Beneficiary (other than federal and state securities or blue sky laws, as to which we express no opinion with respect to this paragraph) or (iii) any judgment, written injunction, decree, order or ruling of any court or governmental authority binding on the Depositor, Ryder and the related UTI Beneficiary of which we have knowledge
     (ix) The execution, delivery and performance by each of the Depositor, Ryder and each UTI Beneficiary of the Basic Documents to which it is a party will not violate or result in a material breach of any of the terms of or constitute a material default under or (except as contemplated in the Basic Documents) result in the creation of any lien, charge or encumbrance on any property or assets of the Depositor, Ryder and the related UTI Beneficiary, pursuant to the terms of any material indenture, mortgage, deed of trust or other agreement (the “Material Agreements”). As those Material Agreements which by their terms are or may be governed by the laws of a jurisdiction other than New York, we assume that such Material Agreements are governed by the law of New York for purposes of the opinion expressed in this paragraph. In addition, we exclude from the scope of such opinion any potential violation of financial covenants contained in such Material Agreements.
     (x) No consent or approval of, notice to, filing with, or other action by any State of Florida governmental entity is required for the execution and delivery by each of the Depositor, Ryder and the related UTI Beneficiary of the Basic Documents to which it is a party or the performance by each of the Depositor, Ryder and the related UTI Beneficiary of the transactions contemplated thereby where the failure to make or obtain such consent or approval of, notice to, filing with, or other action by, or take such action would reasonably be expected to have a material adverse effect on the ability of such entity to perform its obligations under the Basic Documents, except for (i) the filing of UCC financing statements, (ii) filings and other actions that might be required pursuant to state securities or blue sky laws and (iii) those that have already been obtained, made or taken.
     (e) Opinion of Special Counsel for the Depositor and Ryder. At the Closing Date, the Representative shall have received the favorable opinion of McKee Nelson LLP, special counsel for the Depositor and Ryder, dated the Closing Date and in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that:
     (i) When the Notes have been validly executed, authenticated and delivered in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, the Notes will constitute valid and binding obligations of the Trust enforceable in accordance with their terms and entitled to the benefits of the Indenture, except that enforceability thereof may be subject to (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity regardless of whether such enforceability is considered in a proceeding at law or in equity.
     (ii) Each Basic Document (other than the Trust Agreement and the SUBI Trust Agreement) to which it is a party is a valid and binding obligation of each of the Depositor, Ryder or the related UTI Beneficiary, enforceable against each such party in accordance with its terms, except as enforceability thereof may be limited by (x) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (y) general principles of equity regardless of whether such enforceability is considered in a proceeding at law or in equity and (z) with respect to rights or indemnity thereunder, limitations of public policy under applicable securities laws.
     (iii) The statements in the Prospectus under the captions “Summary”, “Description of the Notes”, “Additional Information Regarding the Securities”, “The SUBI” and “Description of Certain of the Basic Documents”, insofar as such statements purport to summarize certain terms or provisions of the SUBI Certificate, the Notes and the Basic Documents, provide a fair summary of such provisions and the statements in the Prospectus under the captions “Additional Legal Aspects of the Titling Trust,” “Additional Legal Aspects of the Leases and the Leased Vehicles” and “ERISA Considerations”, to the extent that they constitute matters of law, summaries of legal matters, documents or proceedings or legal conclusions relating to U.S. federal law or the laws of the State of New York have been prepared or reviewed by such counsel and provide a fair summary in all material respects (and such counsel may state for clarification that it expresses no opinion as to whether such statements omit to state a material fact required to be stated therein).
     (iv) The Registration Statement has been declared effective under the 1933 Act. The Prospectus and Prospectus Supplement will have been filed pursuant to Rule 424(b) of the regulations under the 1933 Act within the time period required by Rule 424(b); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.
     (v) Each of the Registration Statement, as of its Effective Date, and the Prospectus, as of its date, appeared on its face to be appropriately responsive in all material respects to the applicable requirements of the 1933 Act and the regulations thereunder, other than the following (as to which we express no opinion): (i) the financial statements, other financial or accounting information or other statistical or numerical information, tabular or otherwise, contained in or incorporated by reference into the Registration Statement or the Prospectus, (ii) any other documents or information incorporated by reference into the Registration Statement or the Prospectus, or (iii) any exhibits to the Registration Statement.
     (vi) No authorization, approval or other action by, and no notice to or filing with, any federal regulatory body, federal administrative agency or other federal governmental body of the United States of America or any state regulatory body, state administrative agency or other state governmental body of the State of New York (each, an “Authorization”), is required under Applicable Law for the execution and delivery by the Depositor of the Basic Documents to which it is a party or the consummation by it of the transactions described therein, except for those Authorizations that have been obtained or made. To our knowledge, no required Authorization that has been obtained or made has been withdrawn.
     (vii) The Indenture has been duly qualified under the Trust Indenture Act. The Trust Agreement is not required to be qualified under the Trust Indenture Act.
     (viii) None of the Origination Trust, the Trust or the Depositor is an “investment company” or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”) and neither the Trust nor Ryder is required to register under the Investment Company Act.
     (xi) Such counsel has no reason to believe that the Registration Statement or any amendment thereto, as of the date of the Prospectus Supplement or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Preliminary Prospectus as of the Time of Sale and as of the date hereof, or the Prospectus Supplement as of the date hereof or as of the Closing Date, contains or contained any untrue statement of a material fact or omits or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need make no statement or express any opinion as to the financial statements or other financial, numerical, statistical and quantitative information contained in the Registration Statement or a Prospectus, and that for purposes of determining the date of the Preliminary Prospectus or Prospectus Supplement, it shall be the date stated on the respective prospectus supplements thereto.
     (xii) Under the Uniform Commercial Code as in effect in the State of New York (the “NY UCC”), the execution and delivery of the Indenture and the delivery for value to and taking of physical possession in the State of New York by the Indenture Trustee of the SUBI Certificate will create a valid first priority perfected security interest, for the benefit of the Indenture Trustee on behalf of the holders of the Notes, in the Trust’s and the Owner Trustee’s right, title and interest in the SUBI Certificate.
     (xiii) Under the NY UCC, the provisions of the Issuer SUBI Certificate Transfer Agreement are effective to create a valid security interest, in favor of the Trust, in the Depositor’s rights in all security entitlements with respect to financial assets now or hereafter credited to the account established as the Reserve Fund (as defined in the Trust Agreement) (such security entitlements, the “Pledged Security Entitlements”). The provisions of the Indenture are effective to create a valid security interest in favor of the Indenture Trustee, to secure payment of the Notes, in the Trust’s right in the Pledged Security Entitlements.
     (xiv) Under the NY UCC, the provisions of the Control Agreement are effective to perfect the security interest of the Indenture Trustee in the Pledged Security Entitlements.
     (xv) Under the NY UCC, no security interest of any other creditor of the Trust will be prior to the security interest of the Indenture Trustee in the Pledged Security Entitlements.
     Such opinion may contain such assumptions, qualifications and limitations as are customary in opinions of this type and are reasonably acceptable to counsel to the Underwriters. In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal law of the United States and the laws of the State of New York.
     (f) Opinion of Special Federal Income Tax Counsel for the Depositor and Ryder. At the Closing Date, the Representative shall have received the favorable opinion of McKee Nelson LLP, special federal income tax counsel for the Depositor and Ryder, dated the Closing Date and in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that:
     (i) The Trust will not be classified as an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes.
     (ii) The Notes will be treated as indebtedness for federal income tax purposes.
     (g) Opinion of Special Delaware Counsel for the Depositor and Ryder. At the Closing Date, the Representative shall have received the favorable opinion of Richards, Layton & Finger P.A., special Delaware counsel for the Depositor and Ryder, dated the Closing Date and in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that:

     (i) Each of RTR I LP, RTR II LP and the Depositor has been duly formed and is validly existing in good standing as a limited partnership under the laws of the State of Delaware.
     (ii) Each of RTR I LLC, Ryder Trust Rental II LLC (“RTR II LLC”) and RTR IV LLC has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware.
     (iii) Each of RTR Leasing I and RTR Leasing II has been duly formed and is validly existing in good standing as a corporation under the laws of the State of Delaware.
     (iv) Under the Delaware Partnership Act and its related formation documents, each of RTR I LP, RTR II LP and the Depositor has all necessary partnership power and authority to execute and deliver, and to perform its obligations under the formation documents to which it is a party and the Basic Documents to which it is a party.
     (v) Under the Delaware Partnership Act and its related formation documents, the execution and delivery by each of RTR I LP, RTR II LP and the Depositor of the formation documents to which it is a party and the Basic Documents to which it is a party, and the performance by it of its obligations thereunder, have been duly authorized by all necessary partnership action on the part of RTR I LP, RTR II LP and the Depositor.
     (vi) Under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.) (the “LLC Act”) and its related formation documents, each of RTR I LLC, RTR II LLC and RTR IV LLC has all necessary limited liability company power and authority to execute and deliver, and to perform its obligations under, the formation documents to which it is a party and the Basic Documents to which it is a party.
     (vii) Under the LLC Act and its related formation documents, the execution and delivery by each of RTR I LLC, RTR II LLC and RTR IV LLC of the formation documents which it is a party and the Basic Documents to which it is a party, and the performance by it of its obligations thereunder, have been duly authorized by all necessary limited liability company action on the part of RTR I LLC, RTR II LLC and RTR IV LLC.
     (viii) Under the General Corporate Law of the State of Delaware (8 Del. C. §§ 101, et seq.) (the “DGCL”) and its related formation documents, each of the RTR Leasing I and RTR Leasing II has all necessary corporate power and authority to execute and deliver, and to perform its obligations under, the formation documents to which it is a party and the Basic Documents to which it is a party.
     (ix) Under the DGCL and its related formation documents, the execution and delivery by each of RTR Leasing I and RTR Leasing II of the formation documents to which it is a party and the Basic Documents to which it is a party, and the performance by it of its obligations thereunder, have been duly authorized by all necessary corporate action on the part of RTR Leasing I and RTR Leasing II.
     (x) Each of the Origination Trust and the Trust has been duly formed and is validly existing in good standing as a business trust under the laws of the State of Delaware.
     (xi) Under the Delaware Statutory Trust Act (12 Del. C. § 3801, et seq.) (the “Delaware Act”) and its related formation documents, each of the Origination Trust and the Trust has all necessary business trust power and authority to execute and deliver, and to perform its obligations under, the Basic Documents to which it is a party.
     (xii) Under the Delaware Act and its related formation documents, the execution and delivery by each of the Origination Trust and the Trust of the Basic Documents to which it is a party, and the performance by it thereunder, have been duly authorized by all necessary business trust action on the part of the Origination Trust and the Trust.
     (xiii) Each of the Origination Trust Agreement and the Trust Agreement is a legal, valid and binding agreement of the parties thereto, enforceable against such parties, in accordance with its terms.
     (xiv) The SUBI Certificate has been duly and validly authorized and, when executed, authenticated and delivered in accordance with the Origination Trust Agreement and the SUBI Supplement, will be duly and validly issued and outstanding and entitled to the benefits of the Origination Trust Agreement and the SUBI Supplement.
     (xv) Under § 3805(b) of the Delaware Act, no creditor of any holder of a UTI Certificate or the SUBI Certificate shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Origination Trust except in accordance with the terms of the Origination Trust Agreement and the SUBI Supplement.
     (xvi) Under § 3805(b) of the Delaware Act, no creditor of any holder of a Trust Certificate shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Issuer except in accordance with the terms of the Trust Agreement and the SUBI Supplement.
     (xvii) To the extent that Article 9 of the Uniform Commercial Code as in effect in the State of Delaware (the “UCC”) is applicable (without regard to conflict of laws principles), and assuming that the security interest created by the Indenture in the Collateral has been duly created and has attached, upon the filing of the Financing Statement with the Secretary of State, the Indenture Trustee will have a perfected security interest in that portion of the Trust’s right in such collateral and the proceeds thereof that constitutes “accounts”, “general intangibles” or “chattel paper”, as such terms are defined in the UCC, and such security interest will be prior to any other security interest granted by the Issuer that is perfected solely by the filing of financing statements under the UCC, excluding purchase money security interests under § 9-312(4) of the UCC and temporarily perfected security interests in proceeds under § 9-306(3) of the UCC.
     (xviii) The SUBI Certificate constitutes “certificated securities” and “securities” under the UCC.
     (xix) The Notes have been duly and validly authorized and, when executed, authenticated and delivered in accordance with the Trust Agreement and the Indenture, in the case of the Notes, will be legal, valid and binding obligations of the Trust, enforceable against the Trust, in accordance with their terms.
     (h) Opinion of Special Bankruptcy Counsel to the Depositor and Ryder. At the Closing Date, the Representative shall have received the favorable opinion of McKee Nelson LLP, special bankruptcy counsel to the Depositor and Ryder, dated the Closing Date and in form and substance satisfactory to counsel for the Underwriters, with respect to certain bankruptcy matters.
     (i) Opinion of Counsel for the Indenture Trustee. At the Closing Date, the Representative shall have received the favorable opinion of [                    ], counsel to [                    ], as Indenture Trustee and Trust Agent, dated the Closing Date and in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that:
     (i) [___] has been duly incorporated and is validly existing as a [national banking association], in good standing under the federal laws of the United States of America with full power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations as Indenture Trustee and Trust Agent under each Basic Document to which [___] is a party.
     (ii) Each Basic Document to which [                    ] is a party has been duly authorized, executed and delivered by [___] and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a legal, valid and binding obligation of [___] enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     (iii) The Notes have been duly executed, authenticated and delivered by [___], as Indenture Trustee.

     (iv) Neither the execution nor delivery by [___] of each Basic Document to which it is a party nor the consummation of any of the transactions by [___] contemplated thereby require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to, any governmental authority or agency under any existing federal governing the banking or trust powers of [___].
     (v) The execution and delivery of each Basic Document to which [___] is a party and the performance by [___] of its terms do not conflict with or result in a violation of (A) any federal or state law or regulation governing the banking or trust powers of [___], (B) the Articles of Association or Bylaws of [___] or (C) to the best knowledge of such counsel, any indenture, lease or material agreement to which [___] is a party or to which its assets are subject.
     (vi) All of the issued and outstanding capital stock of the Origination Trustee is owned by [___], free and clear of any Liens.
     (j) Opinion of Counsel for the Origination Trustee. At the Closing Date, the Representative shall have received the favorable opinion of [___], counsel to the Origination Trustee, dated the Closing Date and satisfactory in form and substance to counsel for the Underwriters, substantially to the effect that:
     (i) The Origination Trustee has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties, to conduct its business as described in the Prospectus and to enter into and perform its obligations under each Basic Document to which it is a party.
     (ii) The shares of issued and outstanding capital stock of the Origination Trustee have been duly authorized and validly issued, are fully paid and non-assessable and are owned by U.S. Bank.
     (iii) Each Basic Document to which the Origination Trustee is a party has been duly authorized, executed and delivered by the Origination Trustee and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute the legal, valid and binding obligation of the Origination Trustee enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     (iv) The Origination Trustee is duly qualified as a foreign corporation to transact business and is in good standing in Florida and California.
     (v) The SUBI Certificate has been duly executed, authenticated and delivered by the Origination Trustee.

     (vi) Neither the execution nor delivery by the Origination Trustee of each Basic Document to which it is a party nor the consummation of any of the transactions by the Origination Trustee contemplated thereby require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to, any person or entity, including any governmental authority or agency under any existing federal or state law of the states of Florida and California.
     (vii) The execution and delivery of each Basic Document to which the Organization Trustee is a party and the performance by the Origination Trustee of their respective terms do not conflict with or result in a violation of its articles of incorporation or by-laws of the Origination Trustee or, to the best of such counsel’s knowledge, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party, by which it may be bound or to which any of its property or assets is subject.
     (k) Opinion of Counsel for the Owner Trustee. At the Closing Date, the Representative shall have received the favorable opinion of [___], counsel to the Owner Trustee, dated the Closing Date and satisfactory in form and substance to counsel for the Underwriters, substantially to the effect that:
     (i) The Owner Trustee has been duly incorporated and is validly existing as a national banking association, in good standing under the federal laws of the United States of America
     (ii) The Owner Trustee has full power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations as Owner Trustee under each Basic Document to which it is a party.
     (iii) The execution and delivery of the Trust Agreement and, on behalf of the Trust, each other Basic Document to which the Owner Trustee is a party, the Certificates and the Notes and the performance by the Owner Trustee of its obligations under the Trust Agreement have been duly authorized by all necessary corporate action and each has been executed and delivered by the Owner Trustee.
     (iv) The Trust Agreement constitutes a valid binding agreement of the Owner Trustee, enforceable against the Owner Trustee in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     (v) Neither the execution nor delivery by the Owner Trustee of each Basic Document to which it is a party nor the consummation of any of the transactions by the Owner Trustee contemplated thereby require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to, any governmental authority or agency under any existing federal or state law governing the banking or trust powers of the Owner Trustee, other than those consents, approvals or authorizations as have been obtained and the filing of the Certificate of Trust with the Secretary of State of the State of Delaware.
     (vi) Each of the Notes and the Certificates have been duly executed, authenticated and delivered by the Owner Trustee.
     (vii) The execution and delivery of each Basic Document to which the Owner Trustee is a party and the performance by the Owner Trustee of its terms do not conflict with or result in a violation of the Articles of Association or Bylaws of the Owner Trustee.
     (l) Opinion of Counsel for the Underwriters. At the Closing Date, the Representative shall have received the favorable opinion, dated as of the Closing Date, of Sidley Austin LLP, counsel for the Underwriters, in form and substance satisfactory to the Representative. In rendering such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel reasonably satisfactory to the Representative.
     (m) Reliance Letters. Counsel to the Depositor or Ryder shall provide reliance letters to the Representative relating to each legal opinion relating to the transaction contemplated hereby rendered to the Trustee, the Origination Trustee, the Indenture Trustee or either Rating Agency.
     (n) Maintenance of Rating. At the Closing Date, [(i) the Class A-1 Notes shall be rated by each Rating Agency in its highest short-term rating category, (ii) the Class A-2a Notes and Class A-2b Notes shall be rated in the highest long-term rating category and (iii) the Class B-1 Notes shall be rated in the third highest long-term rating category], and the Depositor shall have delivered to the Representative a letter dated the Closing Date from each Rating Agency, or other evidence satisfactory to the Representative, confirming that the Notes have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Notes or any other securities of the Depositor or Ryder by any “nationally recognized statistical rating agency”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Notes.
     (o) Additional Documents. At the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as it may reasonably require for the purpose of enabling it to pass upon the issuance of the Securities and the sale of the Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties or the fulfillment of any of the conditions herein contained;

and all proceedings taken by the Depositor or Ryder in connection with the foregoing shall be reasonably satisfactory in form and substance to counsel for the Underwriters.
     (p) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Depositor and Ryder at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 5 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.
     Section 8. Indemnification.
     (a) Indemnification of Underwriters. The Depositor and Ryder jointly and severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Preliminary Prospectus, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 8(d)) any such settlement is effected with the written consent of the Depositor and Ryder; and
     (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Depositor or Ryder by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).
     (b) Indemnification of the Depositor and Ryder. Each Underwriter severally agrees to indemnify and hold harmless the Depositor, Ryder, each person who signed the Registration Statement, each person who was a director (or person performing similar functions), or partner, in the Depositor at the time of filing the Registration Statement and each person, if any, who controls the Depositor or Ryder within the meaning of Section 15 of the 1993 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 8(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in (i) the Registration Statement (or any amendment thereto), including the Rule 430A Information, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Depositor or Ryder by such Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or such Time of Sale Information or the Prospectus (or any amendment or supplement thereto) and (ii) any permitted Underwriter Communication (other than Prepricing Information).
     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 8(a), counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 8(b), counsel to the indemnified parties shall be selected by the Depositor or Ryder, as applicable. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section or Section 9 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
     Section 9. Contribution. If the indemnification provided for in Section 8 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor and Ryder on the one hand and the Underwriters on the other hand from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor and Ryder on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
     The relative benefits received by the Depositor and Ryder on the one hand and the Underwriters on the other hand in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Trust and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial offering price of the Notes as set forth on such cover. The relative fault of the Depositor and Ryder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Depositor or Ryder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Depositor, Ryder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Underwriters are treated as one entity for such purposes) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue or alleged untrue statement or omission or alleged omission.
     Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.
     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director (or person performing similar functions) of the Depositor, each person who signed the Registration Statement, and each person, if any, who controls the Depositor or Ryder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Depositor and Ryder. The Underwriters’ respective obligations to contribute pursuant to this Section are several in proportion to the principal amount of Notes set forth opposite their respective names in Schedule A and not joint.
     Section 10. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Depositor, Ryder and their respective Affiliates submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Depositor, Ryder and their respective Affiliates, and shall survive delivery of the Notes to the Underwriters.
     Section 11. Termination of Agreement.
     (a) Termination; General. The Representative may terminate this Agreement, by notice to the Depositor and Ryder, at any time at or prior to the Closing Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Depositor, the Origination Trust, Ryder or Ryder and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable to market the Notes or to enforce contracts for the sale of the Notes, (iii) if trading in any securities of Ryder has been suspended or materially limited by the Commission or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market

has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority or (iv) if a banking moratorium has been declared by either Federal or New York authorities.
     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5, and provided further that Sections 1, 8, 9 and 10 shall survive such termination and remain in full force and effect.
     Section 12. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Date to purchase the Notes which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:
     (a) if the amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Notes to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or
     (b) if the amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Notes to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.
     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.
     In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Depositor shall have the right to postpone Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section.
     Section 13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at [___], Attention: [___]; notices to the Depositor or Ryder shall be directed to it at 11690 NW 105 Street, Miami, Florida 33178, Attention: [___] (in the case of Ryder) or to the Depositor General Partner at 11690 NW 105 Street, Miami, Florida 33178, Attention: [___] (in the case of the Depositor).

     Section 14. Parties. This Agreement shall inure to the benefit of and be binding upon each of the Underwriters, the Depositor, Ryder and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Depositor, Ryder and their respective successors and the controlling persons, directors and officers referred to in Sections 8 and 9 and their heirs and legal representatives any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Depositor, Ryder and their respective successors, and the controlling persons, directors and officers referred to in Sections 8 and 9 and their heirs and legal representatives and for the benefit of no other person, firm or corporation. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
     Section 15. Absence of Fiduciary Duty. The Depositor and Ryder each acknowledges and agrees that (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Depositor and Ryder, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Depositor, Ryder or their respective stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Depositor or Ryder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Depositor or Ryder on other matters) and no Underwriter has any obligation to the Depositor or Ryder with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Depositor or Ryder, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Depositor and Ryder has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
     Section 16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     Section 17. Effect of Headings. The Article and Section headings herein are for convenience only and shall not effect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Depositor and Ryder a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Depositor and Ryder in accordance with its terms.

RYDER FUNDING II LP, a Delaware limited partnership

By:	RYDER TRUCK RENTAL IV LLC, a
Delaware limited liability company, its general partner

By:	RTR LEASING II, INC., a Delaware corporation, its manager

By:

RYDER TRUCK RENTAL, INC.

By:

CONFIRMED AND ACCEPTED,
     as of the date first above written:
[                                        ]

By:

     For itself and as Representative of the other Underwriters named in Schedule A hereto.

SCHEDULE A

	Principal Amount		Principal Amount		Principal Amount
	of Class A-1		of Class A-2a		of Class A-2b
Name of Underwriter	Notes		Notes		Notes
[____________]	$	[____]	$	[____]	$	[____]
[____________]	$	[____]	$	[____]	$	[____]
[____________]	$	[____]	$	[____]	$	[____]
[____________]	$	[____]	$	[____]	$	[____]
[____________]	$	[____]	$	[____]	$	[____]
Total	$	[____]	$	[____]	$	[____]

Principal Amount
of Class B-1
Name of Underwriter	Notes
[____________]	$	[____]
[____________]	$	[____]
[____________]	$	[____]
[____________]	$	[____]
[____________]	$	[____]
Total	$	[____]

SA-1